EXHIBIT 99.1

                   DAVID TRAVERSI RESIGNS FIBERSTARS BOARD

     FREMONT, Calif., March 1 /PRNewswire-FirstCall/ -- Fiberstars, Inc. (Nasdaq: FBST) announced today that David Traversi has resigned from the board of directors.

     In a statement, Mr. Traversi said, "I am resigning for personal reasons, not the least of which is an interest in freeing up time to spend with our baby daughter who is due to be born in about six weeks. I wish Fiberstars all the success in the world and thank you for giving me the opportunity of working with you over the past three years."

     About Fiberstars
     Fiberstars is the world's leading supplier of fiber optic lighting. Fiberstars products are designed, manufactured and marketed in the commercial lighting, sign and swimming pool and spa markets. Fiber optic lighting provides aesthetic, safety, energy savings and maintenance cost benefits over conventional lighting. Fiberstars has 40 patents on its technologies for fiber optic lighting. Customers include fast food restaurant chains, theme parks and casinos, hotels, retail stores, swimming pool builders, spa manufacturers and many others. Company headquarters are located at 44259 Nobel Dr., Fremont, California. The Company has additional offices in Solon, Ohio; New York City; England and Germany. Telephone 510-490-0719. Web site: www.Fiberstars.com.

SOURCE  Fiberstars, Inc.
    -0-                             03/01/2005
    /CONTACT: David Ruckert, CEO, or Bob Connors, CFO, both of Fiberstars, Inc., +1-510-490-0719/
    /Web site:  http://www.fiberstars.com /
    (FBST)